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                                                                     EXHIBIT 16

                 [LETTERHEAD OF HABIF, AROGETI & WYNNE, P.C.]

April 24, 1998


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Gentlemen:

We have read the statements made by International CompuTex, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K report for the month of April 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very Truly Yours,

/s/ Habif, Arogeti & Wynne, P.C.

Habif, Arogeti & Wynne, P.C.


MK/jas